Exhibit 23

                    Consent of Independent Public Accountants
     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 16, 1999, included in or incorporated by reference into Thermo Optek's Corporation's Annual Report on Form 10-K for the year ended January 2, 1999, into the Company's previously filed Registration Statements as follows: Registration Statement No. 333-13757 on Form S-8, Registration Statement No. 333-13759 on Form S-8, Registration Statement No. 333-13761 on Form S-8, and Registration Statement No. 333-67869 on Form S-8.


                                                            Arthur Andersen LLP



Boston, Massachusetts
March 17, 1999